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                                                                   Exhibit 11.01




          MARTIN MARIETTA MATERIALS, INC. AND CONSOLIDATED SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE

        For the Quarter and Nine-Months Ended September 30, 1999 and 1998
                  (Dollars in Thousands, Except Per Share Data)




                                                                 Three-Months Ended                       Nine-Months Ended
                                                                    September 30,                            September 30,
                                                          --------------------------------          --------------------------------
                                                              1999                 1998                1999                 1998
                                                          -----------          -----------          -----------          -----------
Net earnings                                              $    43,951          $    45,907          $    93,164          $    84,899
                                                          ===========          ===========          ===========          ===========

Weighted average number of
 shares outstanding:
         Basic earnings per share                          46,677,260           46,536,116           46,665,751           46,410,052
         Effect of dilutive securities                        313,201              305,555              308,766              285,642
                                                          -----------          -----------          -----------          -----------
         Diluted earnings per share                        46,990,461           46,841,671           46,974,517           46,695,694
                                                          ===========          ===========          ===========          ===========


Net earnings per share - Basic                            $      0.94          $      0.99          $      2.00          $      1.83
                                                          ===========          ===========          ===========          ===========
                       - Diluted                          $      0.94          $      0.98          $      1.98          $      1.82
                                                          ===========          ===========          ===========          ===========